UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2010

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 13, 2010, General Mills, Inc. (the "Company") issued a press release announcing its commencement of a cash tender offer for up to $250 million aggregate principal amount of its 6.000% Notes due 2012 and 5.650% Notes due 2012. A copy of the press release announcing the cash tender offer is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In conjunction with that release, the Company reaffirmed earnings guidance for its fiscal year ending May 30, 2010. The Company expects earnings in the range of $4.57 to $4.59 per diluted share in fiscal 2010, including expected losses on the early retirement of the tendered notes, but excluding any impact related to the mark-to-market valuation of certain commodity positions and grain inventories and enactment date charges related to the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act of 2010 (collectively, the "Act"). The Act changed the tax treatment of subsidies to companies that provide prescription drug benefits that are at least the equivalent of benefits under Medicare Part D. Generally accepted accounting standards require the Company to recognize a charge to adjust the value of the deferred income tax asset associated with the subsidy. The Company expects that the non-cash charge will reduce net earnings by approximately $34 million, or approximately $0.10 per diluted share, in the fourth quarter of fiscal 2010.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the Company's current expectations and assumptions. The word "expects" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. The Company cautions you not to place undue reliance on any such forward-looking statements.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, the Company's predictions about future earnings and expenses could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for the Company's products, including new product introductions, advertising activities, pricing actions, and promotional activities of the Company's competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for the Company's products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of the Company's information technology systems; resolution of uncertain income tax matters; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. Investors should also consider the risk factors that the Company identifies on pages 7 through 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009, which could also affect the Company’s future results. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release of General Mills, Inc. dated April 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

April 13, 2010	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of General Mills, Inc. dated April 13, 2010.